HJ & ASSOCIATES, LLC LETTERHEAD



                                  March 26, 2001

U.S. Securities & Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

     RE:  Consent to be named in the Form SB-2 Amendment #1
          Registration Statement of PCS Edventures!.com, Inc., an
          Idaho corporation (the "Registrant"), to be filed on or about March 26, 2001

Ladies and Gentlemen:

     We hereby consent to the use of our report prepared for PCS Edventures!.com, Inc. for the years ended MArch 31, 2000 and 1999, dated September 25, 2000, in the above-referenced Registration Statement. We also consent to the use of our name as experts in such Registration Statement.

                              Yours very sincerely,


                              /s/ HJ & Associates, L.L.C.

                              HJ & Associates, L.L.C.